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                                                                  Exhibit 99.5



                 CONSENT OF BANCAMERICA ROBERTSON STEPHENS


     We hereby consent to the inclusion of and reference to our opinion dated April 13, 1998 to the Board of Directors of Award Software International, Inc. ("Award") in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 of Phoenix Technologies Ltd., a Delaware corporation ("Phoenix"), covering common stock, par value $.001 per share, of Phoenix to be issued in connection with the merger of a wholly owned subsidiary of Phoenix with and into Award. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act") and rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


May 22, 1998


                                              BANCAMERICA ROBERTSON STEPHENS


                                              By  /s/ Kennen D. Hagen
                                              ----------------------------
                                                  Kennen D. Hagen